UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report  (Date of Earliest Event Reported):  June 12, 2007


                        N-VIRO INTERNATIONAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                         0-21802                   34-1741211
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)


     3450 W. Central Avenue, Suite 328
     Toledo, Ohio                                             43606
  (Address of principal executive offices)                  (Zip Code)

      Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

       __________________________________________________________________

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(E)  NEW  EMPLOYMENT  AGREEMENT  WITH  NAMED  EXECUTIVE  OFFICER.

Effective June 12, 2007, N-Viro International Corporation (the "Company") entered into an Employment Agreement (the "Agreement") with Robert W. Bohmer to serve as the Company's Vice-President of Business Development and General Counsel commencing July 1, 2007. At a meeting of the Board of Directors of the Company on June 7, 2007, the Board approved the Agreement.

The Agreement is for a two-year term commencing on July 1, 2007 and provides for automatic renewal of successive one-year terms unless notice is provided thirty
(30) days prior to the expiration of the then current term. The agreement provides that Mr. Bohmer is to receive an annual base salary of $150,000, subject to annual increase at the discretion of the Board of Directors of the Company. In addition, Mr. Bohmer is eligible for an annual cash bonus in an amount to be determined, and otherwise subject to the discretion of, the Board of Directors. Under the agreement, this determination is to be based upon the President and Chief Executive Officer's complete review of Mr. Bohmer's performance. The Agreement also provides for a stock option grant to Mr. Bohmer, which is attached as Exhibit A to the Agreement.

Generally, the Agreement may be terminated by the Company with or without cause or by the Employee for any reason. If the Agreement is terminated by the Company without cause (other than by reason of the death or disability of Mr. Bohmer), Mr. Bohmer will continue to receive his base salary then in effect for the period between the termination date and the expiration date of the agreement. If the Agreement is terminated for any other reason by either party, Mr. Bohmer is entitled to receive his base salary through the effective date of the termination plus any bonus or incentive compensation which has been earned or payable through the termination date, as provided for in the Agreement.

Since 1996, Mr. Bohmer has been with the law firm of Watkins, Bates and Carey, LLP, Toledo, Ohio. Since 2005, Mr. Bohmer has served as general outside counsel to the Company. The Agreement allows Mr. Bohmer to continue serving other clients while employed with the Company, subject to the prior approval of the Company's Audit Committee.

A copy of the Agreement, including Exhibit A, is filed as Exhibit 10.1 to this Current Report.

(E) MATERIAL OPTION GRANT AWARDED TO EXECUTIVE OFFICER.

On June 7, 2007, in connection with the Agreement, the Board approved a grant of stock options to Mr. Bohmer, which is exercisable over 18 months for shares of the Company's common stock. The grant was made pursuant to the 2004 N-Viro International Corporation Stock Option Plan (the "Plan"). The following table sets forth information about the stock option grant:



                                                                                Number of Shares    Exercise   Expiration
Name of Officer     Title                                                       Underlying Options  Price      Date
------------------  ----------------------------------------------------------  ------------------  ---------  ----------
Robert W. Bohmer    Vice-President of Business Development and General Counsel        100,000       $    2.80  6/12/2017
------------------  ----------------------------------------------------------  ------------------  ---------  ----------


The award to the officer was based on the recommendation of the Compensation Committee of the Board, which considered, among other things, Mr. Bohmer's willingness to accept a lower base compensation package. In connection with the option grant, the Board adopted a waiver of certain provisions of the Plan which would otherwise limit the number of options that any participant may receive.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(D)  EXHIBITS

     Exhibit No.     Description
     -----------     -----------
     10.1            Employment Agreement effective as of June 12, 2007.

                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         N-VIRO INTERNATIONAL CORPORATION

Dated:          June 20, 2007            By:       /s/  James K. McHugh
                -----------------                  ----------------------
                                                   James K. McHugh
                                                   Chief Financial Officer